UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2024

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2024, Traws Pharma, Inc. (the “Company”) announced the pricing of an offering of (i) up to 3,630,205 Class A Units (“Class A Units”), each Class A Unit consisting of (a) one Share or one Pre-Funded Warrant to initially purchase one Pre-Funded Warrant Share, and (b) one Series A Warrant to purchase one (1) Series A Warrant Share(s) and (ii) 289,044 Class B Units (“Class B Units” and, together, with the Class A Units the “Units”), each Class B Unit consisting of one Pre-Funded Warrant and one Series A Warrant pursuant to the Securities Purchase Agreement, dated December 29, 2024 (the “Purchase Agreement”), between the Company and the several Purchasers named therein. The aggregate purchase price per Share and Series A Warrant was $5.103 and the aggregate purchase price per Pre-Funded Warrant and Series A Warrant was $5.093. Terms defined in the Purchase Agreement are used as therein defined, unless otherwise defined herein.

Following stockholder approval of the exercise of the Series A Warrants as required pursuant to Nasdaq listing rules, as well as certain ownership limitations described in the Series A Warrants, the Series A Warrants have an exercise price of $13.42 per share of Common Stock, will be exercisable six months after issuance and will expire on the earlier of (a) subject to the fulfilment of the Equity Conditions (as defined in the Purchase Agreement), thirty (30) Trading Days (as defined in the Purchase Agreement) after the last of the following data readouts to occur, as announced by the Company: (i) Ferret animal model Bird Flu data, (ii) non-human primate Bird Flu data, or (iii) Phase 2a Influenza A human clinical data and (b) the 5-year anniversary of the closing date of the Purchase Agreement. The exercise price of the Series A Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Series A Warrants. Following stockholder approval of the exercise of the Pre-Funded Warrants as required pursuant to Nasdaq listing rules, as well as certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are exercisable and do not expire.

The Series A Warrants and the Pre-Funded Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder of either of the Series A Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the Series A Warrants. A holder will not have the right to exercise any portion of the Series A Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the Series A Warrants will be automatically exercised via cashless exercise.

In connection with the offering, the Company entered into the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 30 trading days after the later of the Resale Effective Date and obtaining the Requisite Stockholder Approval (as each term is defined in the Purchase Agreement).

The net proceeds to the Company from the offering are expected to be approximately $17.9 million, after deducting placement agent’s fees and other estimated offering expenses with approximately $20 million gross proceeds at closing through Common Stock and Pre-Funded Warrants and up to another $52.6 million upon exercise of Series A Warrants issued with the offering if exercised in full within 30 days of the key data read outs. The Company intends to use the net proceeds from the offering to accelerate the development of Tivoxavir Marboxil, the Company’s small-molecule single dose antiviral for Bird Flu as well as other virology programs and for general corporate purposes, which may include capital expenditures and funding working capital needs. All of the securities in the offering are being sold by the Company.

The offering of Common Stock was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-273081) previously filed with and declared effective by the Securities and Exchange Commission and a final prospectus thereunder. The Series A Warrants, Pre-Funded Warrants, and the shares of Common Stock underlying such warrants are being offered in a concurrent private placement pursuant to an exemption from the registration requirements of Section 5 of the Act contained in Section 4(2) thereof and/or Regulation D thereunder. The offering of Series A Warrants and Pre-Funded Warrants, and the shares of Common Stock underlying the warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. The closing of the offering took place on December 31, 2024.

The Company also entered into support agreements with certain of its stockholders who participated in the offering (the “Stockholder Support Agreement”) whereby the stockholders agreed to vote their shares of Common Stock outstanding as of the date of the Purchase Agreement in favor of (i) the issuance of more than 19.99% of the Company’s outstanding Common Stock upon exercise of the Series A Warrants and Pre-Funded Warrants and (ii) the issuance of Common Stock to certain insiders of the Company upon exercise of the Series A Warrants and Pre-Funded Warrants, each in accordance with the listing rules of Nasdaq.

The Company also entered into an agreement with Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (“Tungsten”), pursuant to which Tungsten agreed to serve as exclusive placement agent for the offering. The Company has agreed to pay Tungsten a cash fee equal to 8.25% of the aggregate gross proceeds raised in this offering from certain investors who are not affiliated with the Company and a cash fee equal to 4.125% of the aggregate gross proceeds raised in this offering with respect to certain investors that are affiliates of the Company.

The foregoing is only a brief description of the Series A Warrants, the Pre-Funded Warrants, the Purchase Agreement and the Stockholder Support Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of the Series A Warrant, the Pre-Funded Warrant, the Purchase Agreement and the Stockholder Support Agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. Terms otherwise undefined in this Item 1.01 have the meanings as set forth in the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. Neither the Series A Warrants, the Pre-Funded Warrants, or the shares of Common Stock underlying the warrants have been registered under the Securities Act, and may not be sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01	Other Events.

On December 30, 2024, the Company issued a press release announcing that the Company had priced the offering of the Common Stock, Pre-Funded Warrants and Series A Warrants. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

Some of the statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to the Company’s expectations regarding its products, its collaborations, its clinical trials, planned FDA approvals or other development plans, the use of proceeds of the offering, and the satisfaction of the closing conditions set forth in the Purchase Agreement. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the Company’ ability to continue as a going concern, the need for additional financing, risks associated with market conditions, the success and timing of the Company’s clinical trials and regulatory approval of protocols, the closing of the offering, the use of proceeds of the offering, market and other conditions and those discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

Any forward-looking statements contained in this report speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this report to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Series A Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Stockholder Support Agreement
99.1	Press Release of Traws Pharma, Inc. issued on December 30, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2024	Traws Pharma, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Chief Financial Officer